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                                                                    Exhibit 10.4

                  RESTRICTED STOCK PLAN FOR SENIOR EXECUTIVES
                           OF HELMERICH & PAYNE, INC.

I.  CERTAIN DEFINITIONS

         "Award" means an award of shares of Common Stock as provided in Paragraph V.

         "Award Agreement" means a written agreement or agreements as described in Paragraph X hereof between the Company and a Participant evidencing an Award.

         "Award Date" means for a Participant the date on which an Award is granted to the Participant.

         "Board of Directors" means the Board of Directors of the Company, a majority of the Directors of which acting in the matter are not Participants or eligible to participate in the Plan.

         "Committee" means the Human Resources Committee of the Board of Directors described in Paragraph III hereof, or any other Committee of the Board authorized by the Board of Directors to act hereunder and meeting the requirements of Paragraph III hereof.

         "Common Stock" means shares of the Company's presently authorized common stock, except as this definition may be modified as provided in Paragraph IX.

         "Company" means Helmerich & Payne, Inc., a Delaware corporation.

         "Disability" means a medically determined physical or mental impairment which renders a Participant unable to function effectively as an elected officer of the Company or a senior executive Employee.

         "Employees" means persons (including officers, whether or not they are also directors) employed by the Company, or a subsidiary thereof, on a full time basis and who are compensated for such employment by a regular salary.

         "Participant" means an individual who satisfies the conditions of eligibility set forth in Paragraph IV and who accepts an Award or, upon the Participant's death or incapacity, his estate, personal representative or beneficiary.

         "Plan" means this Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.

II.  PURPOSE

         The purposes of the Plan are to attract and retain selected senior executives and to increase their proprietary interest in the Company by awarding them shares of the Common Stock subject to the terms and conditions set forth below.

III.  ADMINISTRATION

         The Plan shall be administered by the Human Resources Committee of the Board of Directors which shall consist of not fewer than three members, and which shall consist only of directors who





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are ineligible to participate in the Plan.  The interpretation and construction by the Committee of any provision of the Plan or of any Award Agreement shall be final and conclusive unless otherwise determined by the Board of Directors, and in any such event such determination by the Board of Directors shall be final and conclusive. If, for any reason, the Human Resources Committee shall be unable to act or shall cease to qualify hereunder, or if the Board of Directors shall, for any reason, deem it desirable, the Board of Directors may constitute and authorize a further committee of directors as the Committee, provided that such committee meets the qualifications set forth in the first sentence of this Paragraph III. Further, the Board of Directors reserves the right to take any and all action hereunder where it may deem such action advisable, including where the Committee may be unable to act.

IV.  ELIGIBILITY

         The individuals who shall be Participants shall be such elected officers of the Company and other senior executive Employees who are approved as Participants by the Committee from time to time.

V.  AWARDS

         Subject to the provisions of Paragraph VIII hereof, Participants shall be granted Awards of such number of shares of Common Stock as may be approved by the Committee. Such shares shall be awarded subject to the restrictions provided for herein and, except for such restrictions, for no additional consideration.

VI.  TERMS AND CONDITIONS OF AWARDS

         A.  Restrictions

         All Awards of shares of Common Stock (the "Restricted Shares") shall be subject to the restrictions provided for in this Paragraph VI. Certificates for Restricted Shares shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account. While held by the Company, the Participant shall have the right to receive dividends on and the right to vote the Restricted Shares, but shall not have any other rights and privileges of a stockholder and, without limitation, shall not have the right to sell, transfer, assign, pledge or otherwise encumber or dispose of the Restricted Shares.

         B.  Expiration of Restrictions

         The restrictions set forth in subparagraph A with respect to each Award of Restricted Shares to a Participant (the "Restrictions") shall expire on the earlier of the following:

         (i) If the Participant shall have been continuously in the employment of the Corporation or one of its subsidiaries for a period of three years from the date of grant of a Restricted Stock Award, the Corporation shall deliver to the Participant on or about the third anniversary thereof a certificate, registered in the name of the Participant and free of restrictions hereunder, representing 20% of the total number of shares granted to the Participant pursuant to this Agreement. Similarly, if the Participant shall be so continuously employed on each of the fourth, fifth, sixth and seventh anniversaries thereof, the Corporation on or about each such anniversary shall deliver additional certificates representing 20% of the total number of such shares. No payment shall be required from the Participant in connection with any delivery to the Participant of shares hereunder.





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         C. Forfeiture of Restricted Shares

         Except as next provided, at the time a Participant ceases to be an Employee for any reason, whether due to resignation, termination, retirement, disability, death or otherwise, all Restricted Shares held by the Company for such Participant's account and as to which the Restrictions have not expired in accordance with subparagraph B, shall be forfeited to the Company (the "forfeited Shares"). In the event of a Participant's disability, death or retirement from the Company or a subsidiary and, in each instance, at or after having attained age 62 and having continued as an Employee for at least one year from his Award Date, the Restricted Shares for which the Restrictions have not then expired shall continue to be held in accordance with subparagraphs A and B until the Restrictions expire. In the event of death, the Restricted Shares may be re-registered in the name of the deceased Participant's designated beneficiary or successor by will or law.

                 D. Delivery of Restricted or Forfeited Shares

         As promptly as is reasonable following such time as the Restrictions shall expire, the Company will deliver to the Participant (including a beneficiary, estate or designated representative, if appropriate a certificate or certificates for the shares of Common Stock for which the Restrictions have expired. Such shares delivered to the Participant (or beneficiary, estate or designated representative) shall no longer be subject to any restrictions and he shall enjoy all rights and privileges of a stockholder as to such shares.
At such time as the Restricted Shares shall be forfeited, the Forfeited Shares shall be returned to the Company to be held as treasury shares or to be canceled as the Company shall at any time determine. The Participant shall have no rights and privileges as a stockholder or otherwise as to the Forfeited Shares.

         E.  Restrictions upon Additional Awards

         No Participant shall be entitled to be granted additional Awards until the Restrictions upon all shares of Common Stock with respect to his previous Award have expired in full.

         F.  Right to Remove Restrictions

         The Committee, in its sole discretion, may authorize the acceleration of the expiration of the Restrictions as to any or all Participants but in no event as to any Participant earlier than six months from the Award Date.

VII.  STOCK AND NUMBER OF SHARES AVAILABLE

         The shares of Common Stock available for awards shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Subject to the provisions of Paragraph IX, the number of shares of Common Stock available for Awards shall not exceed 400,000 shares of the presently authorized Common Stock. In the event that any Restricted Shares become Forfeited Shares, such shares of Common Stock may again be subject to an Award.

 VIII.  REGULATORY COMPLIANCE AND LISTING

         The issuance or delivery of any Restricted Shares or of any shares as to which the Restrictions have expired, may be postponed by the Company for such periods as may be required to comply with any applicable requirements under the federal securities laws, any applicable listing requirements of any national securities exchange and requirements under any other law or regulation applicable to the





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issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any Restricted Shares if the issuance or delivery of such shares shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

IX.  ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

         In the event of recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of Common Stock, the Committee or the Board of Directors may make such equitable adjustments, to prevent dilution or enlargement of rights, as may be deemed appropriate in the number and class of shares authorized to be granted as Restricted Shares.

X.  TERMS AND CONDITIONS OF AWARD AGREEMENTS

         Award Agreements shall be in such form as the Committee, from time to time, shall approve, including provisions as to

         (a) the prohibitions upon transfer and assignment of Restricted
Shares,

         (b) the transfer to the Company of all Forfeited Shares, including provision for stock powers,

         (c) the agreement of the Participant to remain in the employ of and to render to the Company or a subsidiary his services for a period of at least one year from the Award Date,

         (d) the designation of a beneficiary, and

         (e) such other matters as the Committee may deem advisable.

XI. EXCULPATION

         Each member of the Board of Directors or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information furnished in connection with the administration of the Plan by an person or persons other than himself. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee, or an officer or employee of the Company be liable for any determination made or other action taken or any omission to act in reliance upon any such information or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

XII.  TERMINATION OR AMENDMENT OF THE PLAN

         The Committee or the Board of Directors may at any time terminate the plan and may from time to time alter or amend the Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Paragraph VIII), provided that, unless otherwise required by law, the rights of a Participant with respect to Restricted Shares awarded prior to such termination, alteration or amendment may not be impaired without the consent of such Participant and further, provided that any amendment that would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the securities of the Company which may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the requisite approval of the Company's stockholders, except that any Plan amendment resulting from or implementing any





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increase or modification that may result from adjustments authorized by
Paragraph IX shall not require such approval.

XIII.  MISCELLANEOUS

         A. Right to Dismiss Employees

         Neither the establishment of the Plan, the designation of any Participant, the taking of any action hereunder, nor any provisions of the plan shall be construed as giving a Participant the right to be retained in the employ of the Company or a subsidiary or in any particular capacity with the Company or a subsidiary.

         B. Taxes

         The Company shall have the right to require, prior to the issuance or delivery of any Restricted Shares or of any shares for which the Restrictions have expired, payment by the Participant of any taxes required by law with respect to the issuance or delivery of such shares.

         C. Applicable Law

         The Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

         D. No Assignment

         No right under the Plan, including the right to receive Restricted Shares and dividends in accordance with the terms hereof, shall be assignable or transferable except by will or by the laws of descent and distribution.

         E. Gender

         Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

XIV.  EFFECTIVE DATE OF THE PLAN

         The Plan shall become effective on January 2, 1990, subject to the adoption of the plan by the Company's stockholders.





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